CLECO CORPORATION	EXHIBIT 23(c)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-10169, 33-26726, 33-44663, 333-44364, 333-59696, 333-127496, 333-158994, and 333-164066) and the Registration Statement on Form S-3 (No. 333-184695) of Cleco Corporation of our report dated February 19, 2013 relating to the financial statements and financial statement schedules which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New Orleans, Louisiana
February 27, 2015